UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 7, 2019

KOHL’S CORPORATION

(Exact name of registrant as specified in its charter)

Wisconsin	001-11084	39-1630919
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
N56 W17000 Ridgewood Drive Menomonee Falls, Wisconsin	53051
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  (262) 703-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value	KSS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensator Arrangements of Certain Officers.

On October 10, 2019, Kohl’s Corporation (the “Company”) issued a press release reporting that Bruce Besanko will be leaving the Company effective February 1, 2020 and will step down from his position as Chief Financial Officer effective November 1, 2019.  Jill Timm has been appointed Chief Financial Officer effective as of that date.  In that role, Ms. Timm will serve as the Company’s principal financial and accounting officer.

Ms. Timm, age 46, has more than 20 years of financial experience with the Company.  Most recently, she served as Executive Vice President, Finance since April 2018, and previously served as Senior Vice President, Finance from 2012 to April 2018, Vice President, Finance from 2008 to 2012, Vice President – Financial Planning and Analysis from 2006 to 2008, Director, Financial Reporting from 2004 to 2006, Senior Finance Manager, Financial Reporting from 2003 to 2004, and Finance Manager, Financial Reporting from 2001 to 2003.  Ms. Timm joined the Company as a Senior Analyst in 1999.  Prior to that, she served as Senior Auditor at Arthur Anderson LLP from 1995 to 1999.

Since February 2, 2019, there have been no transactions, and there are no currently proposed transactions, to which the Company was or is a participant and in which Ms. Timm had or is to have a direct or indirect material interest that would require disclosure pursuant to Item 404(a) of Regulation S-K.

In consideration for her new appointment and continued employment with the Company, Ms. Timm will receive a promotional award of time-vested restricted stock valued at $3,000,000.  In addition, she will receive, among other things, the following:

•	an annualized base salary of $800,000;
•	annual bonus payments from 0% to 150% of her base salary subject to total Company financial performance; and
•	annual LTIP awards, currently with a target value of $1,250,000.

Ms. Timm also entered into an amended and restated Executive Compensation Agreement effective as of November 1, 2019, the form of which was previously filed with a Current Report on Form 8-K dated September 20, 2019 and is incorporated herein by reference.

Mr. Besanko will continue to serve the Company in a Senior Advisor capacity until his departure in February 2020.  In connection with his departure from the Company, Mr. Besanko will receive the benefits outlined in his Employment Agreement previously filed with Securities and Exchange Commission on July 14, 2017 and consistent with those previously disclosed in the Company’s 2019 proxy statement, including, among other things, the following:

•	a one-time lump sum payment equal to the sum of 2.9 times his current annual base salary plus the average of the three most recent annual incentive compensation plan payments paid;
•	a bonus, if any, payable in March 2020, based on the Company’s fiscal 2019 financial performance; and
•

all equity incentive awards previously granted to Mr. Besanko shall be treated in accordance with the terms of the Employment Agreement and the various equity award agreements between Mr. Besanko and the Company.

The Company’s press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.   Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Press Release dated October 10, 2019

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 11, 2019	KOHL'S CORPORATION

	By:	/s/ Jason J. Kelroy
Jason J. Kelroy
Executive Vice President,
General Counsel and Secretary